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                                 EXHIBIT 21.1
                            SOUTHWEST WATER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                              As of March 30, 2001

                                                               Jurisdiction of
Name of Subsidiary                     Tax payer EIN           Incorporation                       Parent
 -------------------------------------------------------------------------------------------------------------------------
Suburban Water Systems                 95-1371870                California               Southwest Water Company
Water Suppliers Mobile
 Communication Service                 95-2394217                California               Suburban Water Systems
New Mexico Utilities                   85-0205040                New Mexico               Southwest Water Company
ECO Resources, Inc.                    74-1800544                Texas                    Southwest Water Company
Southwest Environmental Labs           76-0155825                Texas                    ECO Resources, Inc.
Wastewater Rehabilitation, Inc.        74-2894610                Texas                    Southwest Water Company
SW Utility Company                     76-0332193                Texas                    Southwest Water Company
Southwest Resource Management          95-4169558                Delaware                 Southwest Water Company
SOCI, Inc. (1)                         95-4107357                Delaware                 Southwest Water Company
SW Operating Services Co. (1)          95-4107349                Delaware                 Southwest Water Company
Inland Pacific Water Company           Pending                   Delaware                 Southwest Water Company
Master Tek, International, Inc.        84-1022702                Colorado                 Southwest Water Company
Windermere Utility Company             74-2371831                Texas                    Southwest Water Company
Hornsby Bend Utility Company           74-2385749                Texas                    Southwest Water Company



All above listed subsidiaries have been included in the Registrant's consolidated financial statements.

(1) Inactive